UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 5, 2008

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Deleware	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 Nod Road
Avon, Connecticut		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(e) Effective on March 5, 2008, pursuant to the Company’s Equity Grant Policy, the Company granted stock options and restricted stock units (“RSUs”) to certain employees, including the following named executive officers: Rene Lerer, M.D., Chief Executive Officer, Mark Demilio, Chief Financial Officer, Daniel Gregoire, General Counsel and Caskie Lewis-Clapper, Chief Human Resources Officer. The stock options and RSUs were granted pursuant to the terms of the 2008 Management Incentive Plan (“MIP”), which was approved by the board of directors of the Company on February 27, 2008, as reported by the Company in its Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 29, 2008.  The equity grants were also approved by the Compensation Committee of the board of the Company on February 27, 2008 and the grant date was set as March 5, 2008 as required in the Company’s Equity Award Policy, and accordingly, the exercise price of the options, the number of options and the number of RSUs was not determinable until after March 5, 2008.  The equity grants to eligible employees of the Company including the above mentioned named executive officers are subject to and conditioned upon the approval of the 2008 MIP by the shareholders of the Company at the 2008 Annual Meeting of Shareholders.

In approving the MIP, the board of directors at its February 27, 2008 meeting also authorized a total of up to 3.9 million shares of the Company’s Common Stock, or such lesser number of shares as shall be determined by the compensation committee of the board, to be available for issuance by the Company pursuant to the 2008 MIP. The terms of the 2008 MIP are similar to the 2006 MIP and the 2003 MIP.  Each restricted stock unit or share of restricted stock issued under the 2008 MIP shall be counted as 1.9 option shares for the purpose of calculating shares awarded and shares remaining available for grant pursuant to the 2008 MIP.  The 2008 MIP also provides that no further awards are to be made under the 2006 MIP, the 2003 MIP or the Director Plan (the “Prior Plans”), and any equity awards remaining available for issuance under such plans, including any forfeitures or other recapture of equity awards previously made under such plans, will be made under the 2008 MIP.  Shares available for grant under the Prior Plans will be applied against the total number of shares available for grant under the 2008 MIP but forfeitures will be added to the total number of shares available for grant under the 2008 MIP.  The 2008 MIP, unlike the 2006 MIP and the 2003 MIP, also permits the grant of performance based cash bonus awards to eligible employees and the grant of equity to directors of the Company.

Subject to approval of the 2008 MIP by the shareholders of the Company, the options granted to management as of March 5, 2008 will have a ten year term commencing on such date and an exercise price of $41.47 which is the closing price of a share of Common Stock of the Company on NASDAQ on such date. The options and restricted stock units will vest ratably on each anniversary date over the three years subsequent to the date of grant.  However, the vesting of certain of the restricted stock units will be subject to satisfaction of certain performance targets.

The Company granted options and RSUs on the terms described above to its named executive officers as follows:   Rene Lerer, M.D.: 206,781 options and 22,305 RSUs, Mark Demilio: 103,390 options and 11,153 RSUs, Daniel Gregoire: 25,293 options and 2,728 RSUs, and Caskie Lewis-Clapper: 27,099 options and 2,923 RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: March 11, 2008	By:	/s/ Mark S. Demilio
Name: Mark S. Demilio
Title: Executive Vice President and Chief Financial Officer